EXHIBIT 23.1
                                  ------------

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement of HelpCity, Inc. (the "Company", formerly known as HelpCity.com, LLC) on Form SB-2 of our report dated March 5, 2001, on the financial statements of the Company as of December 31, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.


                                   /s/ Corbin & Wertz
                                   CORBIN  &  WERTZ


Irvine,  California
August 13, 2001